UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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FBL Financial Group Merger for $56.00 Per Share April 7, 2021

# Disclaimer

This presentation has been designed to provide general information about FBL Financial Group, Inc. ("FBL" or the "Company") and the proposed acquisition by Farm Bureau Property and Casualty Insurance Company ("FBPCIC") of FBL's common stock not held by FBPCIC or the Iowa Farm Bureau Federation ("IFBF"). Any information contained or referenced herein is suitable only as an introduction to the Company. The reader is strongly encouraged to refer to and supplement this presentation with information the Company has filed with the Securities and Exchange Commission (the "SEC").

The Company makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation, and nothing contained herein is, or shall be, relied upon as a promise or representation, whether as to the past or to the future. This presentation does not propose to include all of the information that may be required to evaluate the subject matter herein and the reader is encouraged to conduct his or her own independent analysis of the Company and the data contained or referred to herein.

The Company has neither sought nor obtained consent from any third party for the use of previously published information. Any such statement or information should not be viewed as indicating the support of such third party for the views expressed herein. The Company shall not be responsible or have any liability for any misinformation contained in any third party report, SEC or other regulatory filing. All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners and the Company's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

This presentation is provided merely for general informational purposes and is not intended to be, nor should it be, construed as (1) investment, financial, tax or legal advice, (2) a recommendation to buy or sell any security or (3) an offer or solicitation to subscribe for or purchase any security. This presentation does not consider the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on the merits of any investment decision. Although the Company believes the information herein to be reliable, the Company and persons acting on its behalf make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes, except as provided for by law, and the Company expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein).

**Risk Factors and Forward Looking Statements**

Some of the statements in this presentation are forward-looking statements (or forward-looking information). When we use words such as "anticipate," "intend," "plan," "seek," "believe," "may," "could," "will," "should," "would," "could," "estimate," "continue," "predict," "potential," "project," "expect," or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; the impact of the COVID-19 pandemic and any future pandemics and the impact and results of the contested solicitation by Capital Returns Management, LLC. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL's filings with the SEC, including FBL's Annual Report on Form 10-K and FBL's quarterly reports on Form 10-Q. The statements in this communication speak only as of the date of this communication and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

**Important Additional Information and Where to Find It**

In connection with the proposed transaction, FBL has filed with the SEC a definitive proxy statement on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the definitive proxy statement or any other document that FBL may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying WHITE proxy card (when available), any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

## Contacts

### FBL Financial Group

*Media:*
Bryan Locke and Lindsay Molk
Sard Verbinnen & Co
FBLFinancial-SVC@sardverb.com

*Investors:*
Kathleen Till Stange
Vice President Corporate & Investor Relations
Kathleen.TillStange@FBLFinancial.com

2

# Our Independent Directors Ensured an Arm's-Length Negotiation

**Special Committee of Independent and Unaffiliated Directors with Deep Insurance Industry, M&A and Public Company Transaction Expertise**

| Member | Bio |
|---|---|
|  Paul E. Larson<br>*Vice Chairman* | • Served as President of Equitable Life of Iowa and its subsidiary, USG Annuity and Life, until his retirement in 2004 after 22 years with the companies<br>• Also a member of the board of directors of Wellmark, Inc., Wellmark of South Dakota, Inc., and previously served on the board of directors of GuideOne Mutual Insurance Company and GuideOne Specialty Mutual Insurance Company until January 2020<br>• Holds both a law degree and a certified public accountant designation<br>• Larson was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs in 1999, and inducted into the American Institute of CPA's Business and Industry Hall of Fame in 2000<br>• Has served on the board of directors of Greenfields Life Insurance Company, a Farm Bureau Life subsidiary, since 2017<br>• Paul E. Larson is FBL's lead independent director and has been a Class A Director since 2004 |
|  Roger K. Brooks | • Served as CEO and Chairman of AmerUs Group until his retirement in 2005 after nearly 50 years of service<br>• Has served on numerous community boards and is a member of the Iowa Insurance Hall of Fame and Iowa Business Hall of Fame<br>• Previously a Fellow of the Society of Actuaries<br>• Graduated magna cum laude with a bachelor's degree in mathematics from the University of Iowa<br>• Participated in Stanford University's Executive Program<br>• Roger K. Brooks has been a Class A Director since 2009 |
|  Paul A. Juffer | • Currently the Managing Partner of LWBJ Financial, LLC ("LWBJ"), where he has practiced as a certified public accountant since 1997, with expertise in business advisory, succession planning and M&A services<br>• Through LWBJ, he has served as Chief Financial Officer for several emerging technology companies, including most recently for Harrisvaccines, Inc. from 2013 to 2015<br>• Member of the Board of Directors of OneroRx, Inc. and serves on several community boards<br>• Prior to LWBJ, he was Chief Financial Officer for a technology company and worked as an auditor at KPMG<br>• Juffer is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants<br>• Holds a bachelor's degree in accounting from the University of Iowa<br>• Paul A. Juffer has been a Class A Director since May 2017 |

3

$56.00/Share is a Unique and Compelling Opportunity for FBL Financial Group’s Unaffiliated Shareholders Right Price Substantial, 50%+ cash premium to FBL Financial Group’s unaffected stock price Shareholders will continue to receive cash dividends of $0.52 per share per quarter until closing Valuation is in line with or better than most comparable transactions, despite being a controlled company Valuation is in line with high end of independent policy - by - policy actuarial appraisal Special Committee received an opinion from Barclays that the $56.00 per share consideration was fair to the unaffiliated shareholders from a financial point of view Right Process Formed a special committee of independent directors to evaluate the offer; Special Committee hired independent advisors and conducted analysis utilizing several methodologies, including comparable transaction analysis, sum - of - the - parts analysis, and commissioned policy - by - policy actuarial appraisal Special Committee and advisors followed a rigorous process to review and negotiate for unaffiliated shareholders’ best interests over three months, securing a 19% increase compared to the initial offer Maintained right to review offers from other parties; no alternatives came forward 60% majority holder IFBF has stated that it has no interest in selling its stake or voting in favor of a competing offer Right Time Evaluated offer as compared to standalone prospects, including management projections and a full, independent, policy - by - policy actuarial appraisal Annuity account withdrawals and a challenging low interest rate environment create significant headwinds $56.00/share all - cash offer locks in immediate, certain and compelling value Special Committee recommends shareholders vote FOR the transaction 4

Capital Returns Management’s Argument is Flawed Flawed Analyses Ignores important intrinsic value methodologies: Milliman’s independent actuarial appraisal, Barclays’ sum - of - the - parts, dividend discount and comparable companies analyses, and others Overlooks key differences between the proposed transaction and transactions it deems to be comparable Includes AOCI in analysis of book value per share, creating misleading picture of value Ignores the fact that FBL Financial Group has a shareholder with a ~60% stake that significantly limits the potential for sale to another acquirer Flawed Understanding of Process The formation of the Special Committee substantially mitigated the potential conflicts raised by CRM The Special Committee was responsible for reviewing and negotiating the transaction with advice from independent legal and financial advisors as well as independent, unaffiliated industry experts Flawed Perspective The logic behind CRM’s assertion that FBL Financial Group does not “need” this transaction ignores the compelling valuation provided by the transaction and the limited future prospects for standalone value creation 5

Substantial Premium to Unaffected Stock Price $56.00/share in cash provides immediate, certain and compelling value, representing: Special Committee negotiated a significantly improved offer that is in the best interest of the unaffiliated shareholders Premium to Unaffected Price Premium to Initial Offer Premium to Unaffected VWAP 50% 19% 56% Premium to FBL’s unaffected closing share price of $37.25 on September 3, 2020 Premium to FBPCIC’s initial proposal of $47.00 / share Premium to FBL’s unaffected 90 - day VWAP, as measured on September 3, 2020 6 RIGHT PRICE

Share Performance Since 9/3/2020 50.3% 34.1% 33.6% FFG Peer Average Peer Median ▪ Even with the run - up in the Life / Annuity sector, the Transaction Price provides a meaningful premium to unaffiliated shareholders ▪ The $56.00 per share deal price plus a dividend from Q1 2021 implies a premium of 51.7% compared to FBL’s unaffected share price of $37.25 as of Sept. 3 rd ___________________________________ Source: FactSet . Market data as of April 6, 2021. Transaction price includes Q1 dividend of $0.52 per share. 1. Peers include CNO, PRI, GL, ATH, and AEL. 7 1 CRM references the S&P 500 Life & Health Insurance Index which is overly broad and creates a misleading comparison (see discussion on Appendix slide) RIGHT PRICE 1

*RIGHT PRICE*

# Precedent Transaction Book Value Multiple Analysis Supports Transaction Valuation

- Analysis is further supported by the valuations given to similar companies in transactions announced subsequent to ours
- Price / Book (ex. AOCI) is the correct metric to examine as it removes the potential volatility in book value driven by unrealized gains and losses in FBL's investment portfolio.[1]


1.26x
1.00x
1.25x
1.25x
1.00x

| | | | | | |
|---|---|---|---|---|---|
| **Ann. Date** | 1/11/21 | 7/8/20 | 10/1/20 | 1/27/21 | 3/8/21 |
| **Target** | FBL Financial | Global Atlantic | American Equity | Great American | Athene |
| **Acquirer** | FBPCIC | KKR | Mass Mutual / Athene[2] | Mass Mutual | Apollo |

*Source: Company filings.*
*Note: multiples measured on the basis of deal value divided most recently disclosed book value excluding AOCI at the time of announcement.*
1. *Given the long-dated nature of life insurers' liabilities, Book Value ex. AOCI gives the buyer a better view of the economic health of the core business.*
2. *MassMutual/Athene proposal subsequently withdrawn.*

8

EPS Multiple Analysis of Peer Companies Also Supports Transaction Valuation ___________________________________ Source: FactSet , SNL. Market data as of April 6, 2021. Company Filings. 1. Based on Company Internal Plan provided by FBL’s management on December 23, 2020. 2. Peer average and median applies a 60% / 40% weighting to Life and Annuity averages. Life peers include PRI, CNO, and GL. A nnu ity peers include ATH and AEL. RIGHT PRICE ▪ The Transaction Value expressed as a multiple of EPS is well above FBL’s Life / Annuity peers, even recognizing the uplift in share prices since the transaction was announced ▪ Businesses with significant annuity operations continue to trade at a meaningful discount to their peers on an earnings basis ▪ Earnings from the annuity segment represent 41% of FBL’s projected total earnings 1 2 9 Price / 2021E EPS 2 14.1x 10.8x 10.9x FBL Peer Average Peer Median

Independent Actuarial Appraisal Further Supports $56.00 / Share Valuation ___________________________________ Source: All reliances and limitations are subject to the Milliman Report as of December 31, 2020. RIGHT PRICE Per Share Actuarial Value, As Adjusted $52.15 $49.15 $46.53 $44.24 $5.82 $3.47 $1.61 $0.12 7% 8% 9% 10% ($ / share) Discount Rate Total Value Per Share (Excluding New Business) Value of New Business $52.62 $48.14 $44.36 $57.97 $56.00 / Share Value 10 ▪ Policy - by - policy appraisal accurately captures value of both the life insurance and annuity businesses ▪ Barclays calculated a discount rate (WACC) of 9.9% for its fairness opinion, within the range that was selected by Milliman

Rigorous Review Process RIGHT PROCESS Special Committee conducted a detailed review of FBPCIC’s offer Qualified and Engaged Special Committee Special Committee made up of independent and unaffiliated directors, with deep insurance industry and public company transaction expertise Retained Barclays as independent financial advisor and Sidley as independent legal advisor Representatives of Sidley conducted interviews with members of Special Committee to confirm the absence of potential conflicts of interest Highly - engaged Special Committee and advisors met over 20 times between the receipt of the initial proposal and acceptance of the final proposal Thorough Review FBL’s Chief Financial Officer, Chief Accounting Officer, Deputy Chief Actuary and General Counsel supported the diligence efforts of the Special Committee and its advisors The Special Committee’s financial advisors and third - party actuary engaged in numerous due diligence sessions with such members of management, and were provided requested due diligence materials that were utilized in their respective analyses In addition, at the request of the Special Committee, such members of management directly answered questions of the Special Committee with respect to FBL’s financial plan, which was prepared by FBL’s CFO in the ordinary course, and other metrics of FBL’s business During the pendency of negotiations such members of management did not interface directly with IFBF regarding the transaction or participate in the negotiations of the economic terms of the transaction 11

Rigorous Review Process RIGHT PROCESS Special Committee conducted a detailed review of FBPCIC’s offer 12 Rigorous Negotiation Engaged in multiple rounds of negotiation with FBPCIC, resulting in 19% increase from the initial offer price to deliver a fair and full value for FBL Financial Group unaffiliated shareholders Secured ordinary shareholder dividends to be paid until closing, providing ~$0.52/share quarterly cash return in addition to purchase price; determined to capture value of potential special dividend in purchase price “Majority of the minority” approval is required for closing; Special Committee retains right to evaluate other proposals, none of which have been made Thorough Evaluation of Offer in Context of Key Factors Evaluated offer in context of unique ownership profile, potential to receive better offers, and standalone prospects, including a full policy - by - policy actuarial appraisal by Milliman, an independent actuarial firm that was hired by the Special Committee Confirmed IFBF had no interest in selling its stake, and the Special Committee has received no other offers Thorough analysis of Company’s value creation potential, including macroeconomic drivers and management projections Special Committee received an opinion from Barclays that the $56.00 per share consideration was fair to the unaffiliated shareholders from a financial point of view

FBL’s Business is Significantly Impacted by Rates RIGHT TIME ___________________________________ Source: Company Filings. Company Internal Projections. 1. Based on reserves as of December 31st, 2020. 2. ROAE ex. AOCI defined as net income divided by average shareholder’s equity ex. AOCI. 9.9% 10.6% 8.2% 8.7% 8.6% 8.8% 2018A 2019A 2020A 2021E 2022E 2023E A Significant Portion of FBL’s Business is Interest Sensitive 1 Low / Declining Interest Rates are Disadvantageous... …Impacting Net Operating Income… …and Returns 108.9 117.7 91.9 97.0 99.4 104.8 2018A 2019A 2020A 2021E 2022E 2023E ($ in millions) Historical and Projected ROAE ex. AOCI 2 Historical and Projected NOI Interest Sensitive Products 75.2% Traditional Life Insurance and Accident and Health Products 24.8% This is the right time for FBL’s unaffiliated shareholders to sell 13 219.7 218.8 205.9 207.7 158.3 158.0 158.2 157.5 2.56% 2.36% 2.17% 2.02% 1.83% 1.67% 1.40% 1.15% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% $0 $100 $200 $300 $400 2017 2018 2019 2020 (Spread) (Net Investment Income, $mm) Annuity Life Annuity Spread Life Spread

*CRM's Analysis is Flawed*

# CRM's "Comparables" Are Not Relevant

*Differences in macro environment and buyer universe create a misleading picture*

| Date Announced | Target | Acquirer | Rationale for Exclusion |
|---|---|---|---|
| 2/7/2020 | FGL Holdings | Fidelity National | • Much larger acquirer with higher P/E ratio<br>• Pre-COVID<br>• Acquirer stock price traded down meaningfully post-announcement |
| 8/11/2015 | Symetra | Sumitomo Life | • Transaction announced and consummated in a completely different (2015) macroeconomic environment<br>• Japanese buyer that enjoyed low domestic interest rates; willing to pay a higher price because of its resulting lower cost of capital (not an option for FBL) |
| 6/23/2015 | StanCorp | Meiji Yasuda | • Transaction announced and consummated in a completely different (2015) macroeconomic environment<br>• StanCorp was a predominantly group benefits platform (valued differently than traditional life and annuity businesses)<br>• Japanese buyer that enjoyed low domestic interest rates; willing to pay a higher price because of its resulting lower cost of capital (not an option for FBL) |
| 6/4/2014 | Protective Life | Dai-ichi Life | • Transaction announced and consummated in a completely different (2014-2015) macroeconomic environment<br>• Japanese buyer that enjoyed low domestic interest rates; willing to pay a higher price because of its resulting lower cost of capital (not an option for FBL) |

14

CRM's Comparables Index is Not Appropriate 15 ___________________________________ Source: Bloomberg, FactSet. SNL. 1. Index weighting based on Bloomberg as of 4/6/21. 2. Per FactSet as of 4/6/21. 3. Per SNL. Financial Data as of 12/31/21. Price Data as of 4/6/21. Company Weighting 1 Market Cap 2 ($mm) Price Performance since 9/3/20 Price / Book (ex. AOCI) 3 Price / 2021 EPS 2 FBL Financial Group, Inc. NA $1,365 50.3% 1.24x 14.1x Top Constituents of S&P 500 Life & Health Insurance Index (S5LIFE) MetLife, Inc. 29.1% $54,178 60.4% 1.05x 9.9x Prudential Financial, Inc. 23.4% $36,790 36.8% 1.01x 8.1x Aflac Incorporated 20.9% $35,487 39.7% 1.45x 10.5x Principal Financial Group, Inc. 9.9% $16,819 45.2% 1.19x 10.3x Lincoln National Corporation 7.2% $12,086 76.5% 0.88x 7.1x Globe Life Inc. 5.9% $11,469 20.9% 1.79x 13.4x Unum Group 3.6% $5,633 50.4% 0.54x 5.8x • Market capitalization of index constituents is far greater than that of FBL • Business and geographic mix is varied and does not compare well to FBL • Market has re - rated the most beaten down names — MET, PRU, LNC and UNUM are all still trading at or below 1.0x P / B (ex. AOCI) CRM's Analysis is Flawed

*CRM's Analysis is Flawed*

# CRM's Inclusion of AOCI is Fundamentally Misleading

*Under GAAP accounting, low interest rates cause a positive mark-to-market in fixed income investments, but do not provide for a similar mark-to-market of interest-bearing liabilities*

| *$ in Millions* | Q4'19 | Q2'20 | Q4'20 |
|---|---|---|---|
| 7-Year Treasury Yield | 1.83% | 0.49% | 0.64% |
| | | | |
| FBL- Selected Balance Sheet Items: | | | |
| Investments [A] | 9,092 | 9,462 | 9,684 |
| Reserves[(1)] [B] | 8,744 | 8,905 | 8,996 |
| Investments (-) Reserves [A] - [B] | 348 | 557 | 688 |
| Shareholders' Equity | 1,486 | 1,568 | 1,692 |
| AOCI | 355 | 482 | 587 |
| (B) Shareholders' Equity (ex. AOCI) | 1,131 | 1,086 | 1,105 |

(A) AOCI fluctuates as assets are marked up in a declining rate environment, but the true value of the insurance company is unchanged because the value of reserves also increases as the interest rates decline - but the liability mark-to-market is not reflected in GAAP accounting

(B) Therefore, investors, bankers, actuaries and other financial experts use Book Value per Share ex. AOCI as the proper metric for measuring valuation of companies in the life and annuities sector

*Source: Company Filings, Bloomberg.*

1. *Includes interest sensitive products, traditional life insurance and accident and health products, other policy claims and benefits, supplementary contracts without life contingencies, advance premiums and other deposits, liabilities related to separate accounts and other liabilities.*

16

$56.00/Share is a Unique and Compelling Opportunity for FBL Financial Group’s Unaffiliated Shareholders P Right Price P Right Time P Right Process 17 Special Committee negotiated a compelling offer that is in the best interest of the unaffiliated shareholders Special Committee recommends shareholders vote FOR the transaction on the WHITE proxy card

Path to Closing and Certain, Substantial Cash Value January 11 Transaction Announcement March 11 Record Date for Voting at Special Meeting March 17 Filed and Mailed Definitive Proxy Statement March 31 Payment of $0.52 Quarterly Cash Dividend to Shareholders of Record as of March 15, 2021 April 29 Shareholder Meeting; Majority of Unaffiliated Shareholder Vote Needed for Approval of Transaction May Anticipated Closing; Shareholders to Receive $56.00/share in cash 1 18 ___________________________________ 1. While not expected, if closing were to occur after June 15, 2021, shareholders would expect to receive an additional dividend , r esulting in their receiving a total of two dividends following the announcement of the transaction on January 11, 2021, equal to $1.04 per share, in addition to the $56.00 per sh are deal consideration.

Appendix 19

# Understanding the Negotiated Premium and "Bump"

- The Special Committee was provided a robust financial analysis, including Barclays' preliminary valuation analysis and draft Milliman results ahead of indicating its expectation of an offer price "in the mid $50's"
- Despite different negotiating tactics, the Special Committee was able to achieve a premium and "bump" above precedent insurance minority buy-ins, and consistent with EMC's bump

## Precedent Insurance Minority Buy-in

| | Median Metric | Implied FBL Price | Add'l Premium[1] |
|---|---|---|---|
| Unaffected Share Price *($37.25 per Share)* | 37.9% | $51.37 | **+9.0%** |
| Initial Bid *($47.00 per Share)* | 11.4% | $52.36 | **+7.0%** |

## FBL's Share Price Reaction

| | Closing Price | Add'l Premium[1] |
|---|---|---|
| Date of Mid-$50s ask *(11/13/2020)* | $51.57 | **+8.6%** |
| Date of Prelim Agreement *(12/10/2020)* | $53.32 | **+5.0%** |
| Date of Announcement *(1/8/2021)* | $53.63 | **+4.4%** |

*The market understood the potential outcome at various points in time that correspond to key dates*

## Despite the different negotiating tactics, we achieved a similar "bump" to EMC[2]

| | Announcement Date | Initial Offer | Final Price | Bump |
|---|---|---|---|---|
| EMC | May 9, 2019 | $30.00 | $36.00 | +20.0% |
| FBL Financial | January 11, 2021 | $47.00 | $56.00 | **+19.1%** |

*Source: Company filings, Factset and Dealogic.*
1. *Premium measured from $56.00 per share transaction value to implied FBL price for the relevant row.*
2. *Buy-in precedent referenced by CRM.*

20

# Share Performance Since 9/3/2020



Indexed Stock Price Performance Since Initial Offer Announcement
Consideration of $56.52 per Share(1)
+51.7%
+50.3%
$55.98
CRM's acquires its first shares in FBL post-announcement of the offer from FBPCIC (9/8/20)
CRM writes a letter to the Special Committee indicating they believed the offer was inadequate (12/1/2020)
Chairman of the Special Committee sends CRM a letter stating they would review the letter (12/7/2020)
Chairman of the Special Committee speaks with a representative from CRM on the phone (12/14/2020)
CRM issues press release, including the letter to the Special Committee (12/15/2020)
CRM demands certain books and records of FBL under Iowa Code (12/18/2020)
NDA signed to facilitate delivery of Company's books and records (1/8/2021)
FBL deal with FBPCIC announced (1/11/2021)
CRM reiterates belief price is too low (1/12/2021)
FBL declaration of increased quarterly cash dividend (4% increase to $0.52/share) (2/24/2021)
CRM files its preliminary proxy statement against the transaction (3/5/2021)
CRM files its definitive proxy statement with the SEC (3/17/2021)
April 6th
FBL Financial (2)

Source: FactSet. Market data as of April 6, 2021.

1. Includes cash consideration of $56.00 per share and 1Q dividend of $0.52.
2. Initial Offer Date - September 4, 2020. Performance based on indexed stock performance as of the unaffected date of September 3, 2020.

21

CRM’s FBL Trading History / Activity ___________________________________ Sources: Capital Returns Management, LLC Form DEFC14A filed on March 18, 2021. Factset for VWAP data. Note: Trades may have been made post this disclosure that are not reflected on this page. Note: Activity above does not include the purchase or sale of call options. Capital Returns Management purchased 61,500 Janua ry 15, 2021 call options between November 23, 2020 and December 10, 2020, all with a strike price of $55.00 per share. Capital Returns Management subsequently sold 5,000 of these options on January 8, 20 21 22 Trade Dates Trade Type # of Trades Amount VWAP Commentary 9/8/20 – 9/17/20 Bought 5 71,707 $49.88 • Initiated position after the announcement of FBPCIC’s offer 9/21/20 – 10/7/20 Sold 7 (42,971) $49.04 • Sold over half of CRM’s stake less than a month after acquiring it 10/13/20 – 1/11/21 Bought 25 176,553 $52.53 • One trade represents the conversion of 56,500 call options in to common shares on the date of announcement 1/12/21 – 2/19/21 Sold 17 (88,889) $56.77 • CRM has been actively trading / selling shares since the deal was announced on January 11 • Sold a material portion of its stake slightly above the deal price inclusive of the Q1 dividend ($56.52)

# Initial Post-Announcement Share Price Movement Did Not Reflect the Market's View of Transaction and the Stock Has Returned to Expected Levels

| | |
|---|---|
| **Dividend Payments** | • Shareholders of record as of March 15, 2021 have received a $0.52 per share dividend in addition to the $56.00 per share deal consideration<br>• While not expected, if closing were to occur after June 15, 2021, shareholders would expect to receive an additional dividend, resulting in their receiving a total of two dividends following the announcement of the transaction on January 11, 2021, equal to $1.04 per share, in addition to the $56.00 per share deal consideration |
| **FBL is Thinly Traded** | • A relatively small amount of trading volume can have an outsized impact on the share price of FBL<br>• Since the transaction announcement, the Company's average daily trading volume, excluding the day of announcement, has been 66,126 shares, representing 0.3% of the Company's fully diluted shares outstanding and 0.7% of the unaffiliated fully diluted shares<br>• The average closing share price over the last ten trading days was $56.00, below the sum of the cash consideration per share of $56.00 and $0.52 per share dividend<br>• Affiliated shares (~60% owned by IFBF) do not trade |
| **Investor Required Trading** | • Certain ETFs and index-related funds have traded algorithmically, not fully taking the offer price into account in their rebalancing<br>• Short covering associated with net contraction in short position from approximately 301,000 shares as of February 12, 2021 to approximately 210,000 shares as of March 15, 2021 in a thinly traded stock could also explain certain trades above the offer price |

*Source: Factset. Market Data as of 4/6/2021. Fully diluted share count of 24.7mm and unaffiliated fully diluted share count of 9.7mm.*

23

# Management Financial Projections Reviewed by Special Committee

| Net Income to Adjusted Operating Income Applicable to Common Shareholders Reconciliation | | | | | |
|---|---|---|---|---|---|
| | 2019 | 2020E | | | 2021E |
| *($ in millions)* | Actual | Expected Range | | | Projection |
| Net income attributable to FBL Financial Group, Inc | $126.2 | $65.8 | - | $69.8 | $85.9 |
| Net income adjustments: | | | | | |
| Realized losses on investments(1,2) | ($5.8) | $17.5 | | $17.5 | $11.1 |
| Change in net unrealized gains/losses on derivatives | (2.7) | 4.9 | | 4.9 | -- |
| **Adjusted operating income(3)** | **$117.7** | **$88.2** | **-** | **$92.2** | **$97.0** |
| Less: Dividends to series B preferred stock | (0.2) | (0.2) | | (0.2) | (0.2) |
| **Adjusted operating income applicable to common shareholders** | **$117.5** | **$88.0** | **-** | **$92.0** | **$96.9** |

*Sources: Company filings, FBL Financial Group's internal estimates for 2020, and GAAP plan for 2021.*

1. *Realized losses on investments are presented net of income taxes at a rate of 21% for 2021 and the fourth quarter of 2020.*
2. *Net of adjustments, as applicable, to amortization of unearned revenue reserves, deferred acquisition costs, value of insurance inforce acquired, interest sensitive policy reserves and income taxes attributable to these items.*
3. *FBL consistently utilizes adjusted operating income, a financial measure common in the life insurance industry that is not prepared in accordance with U.S. generally accepted accounting principles (GAAP), as a primary economic measure to evaluate its financial performance. Adjusted operating income consists of net income attributable to FBL adjusted to exclude the initial impact of changes in federal statutory income tax rates and tax laws, transaction costs relating to the proposed go-private transaction, realized gains and losses on investments, and the change in net unrealized gains and losses on derivatives and equity securities, which can fluctuate greatly from period to period. These fluctuations make it difficult to analyze core operating trends. In addition, for derivatives not designated as hedges, there is a mismatch between the valuation of the asset and liability when deriving net income (loss). Specifically, call options relating to indexed business are one-year assets while the embedded derivatives in the indexed contracts represent the rights of the contract holder to receive index credits over the entire period the indexed annuities are expected to be in force. This non-GAAP measure is used for goal setting, determining short-term incentive compensation and evaluating performance on a basis comparable to that used by many in the investment community. FBL believes the combined presentation and evaluation of adjusted operating income provides information that may enhance an investor's understanding of FBL's underlying results and profitability.*

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Significant Shift in Yield Curve Over the Last 3 Years ___________________________________ Source: Bloomberg. Market Data as of 4/6/2021. 25 0.02% 0.02% 0.04% 0.06% 0.16% 0.35% 0.88% 1.34% 1.67% 2.24% 2.32% 1.28% 1.39% 1.53% 1.76% 1.89% 1.98% 2.20% 2.33% 2.40% 2.58% 2.74% 1 Mo 3 Mo 6 Mo 1 Yr 2 Yr 3 Yr 5 Yr 7 Yr 10 Yr 20 Yr 30 Yr Yield (%) Current 12/31/2017 The yield curve has steepened but overall yields have declined

FBL Financial Group, Inc. www.fblfinancial.com www.fbfs.com 26